                                                                   Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in (i) the Registration STatement (Form S-8) No. 333-17235) pertaining to the 1992 Stock Incentive Plan; (ii) the Registration Statement (Form S-8 No. 333-17273) pertaining to the 1995 Stock Incentive Plan; (iii) the Registration Statements (Form S-8 No. 333-2910, Form S-8 No. 333-4093 and Form S-8 No. 333-65323) pertaining to the 1996 Stock Incentive Plan; (iv) the Registration Statements (Form S-8
No. 333-2908, and Form S-8 No. 333-65343) pertaining to the 1996 Employee Stock Purchase Plan; and (v) the Registration Statement (Form S-8 No. 333-67833) pertaining to the NaviCyte, Inc. 1997 Stock Plan of Trega biosciences, inc. of our report dated February 19, 1999, with respect to the consolidated financial statements of Trega Biosciences, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                       /s/ ERNST & YOUNG

San Diego, California
March 26, 1999